Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-128461
Prospectus Addendum to the Prospectus Supplement dated April 14, 2005.
The Goldman Sachs Group, Inc.

Depositary Shares
Each Representing 1/1,000th Interest in a Share of Floating
Rate Non-Cumulative Preferred Stock, Series A
       You should read the accompanying prospectus supplement dated April 14, 2005, which gives the specific terms of the offered depositary shares, together with the accompanying prospectus dated October 3, 2005 of The Goldman Sachs Group, Inc. When you read the prospectus supplement with the specific terms of the offered depositary shares, please note that all references in the prospectus supplement to the accompanying prospectus dated March 15, 2005, or to any sections of that document, should refer instead to the accompanying prospectus dated October 3, 2005, or to the corresponding section of the accompanying prospectus.
       The accompanying prospectus dated October 3, 2005 supersedes the prospectus dated March 15, 2005.
       Goldman, Sachs & Co. will, and other affiliates of Goldman Sachs may, use this prospectus addendum in connection with offers and sales of the depositary shares in market-making transactions.

Goldman, Sachs & Co.

Prospectus Addendum dated October 4, 2005.